Exhibit 99.1

NETSOL Technologies reports record quarterly revenue and 13% year-over-year growth in Q3 fiscal 2026

ENCINO, Calif., May 14, 2026 (GLOBE NEWSWIRE) — NETSOL Technologies, Inc. (Nasdaq: NTWK), a provider of AI-enabled solutions and services powering OEMs, dealerships and financial institutions to sell, finance and lease assets, reported its results for the third quarter of fiscal 2026 and nine months ended March 31, 2026.

●	Total net revenues up 13.0% year-over-year to $19.8 million, the highest quarterly revenue in company history

●	Recurring subscription and support revenues up 11.7% year-over-year to $8.8 million

●	Annualized recurring revenue forecasted up 7% year-over-year to $35 million

●	Gross margin expanded to 55.6% from 49.8% in the prior-year period

●	Non-GAAP EBITDA grew by 48.2% year-over-year to $3.4 million, for a 17.2% EBITDA margin compared with 13.1% in the prior-year period

●	Reaffirmed fiscal 2026 full-year revenue guidance of $73 million

Third Quarter Fiscal 2026 Financial Results

Total net revenues for the third quarter of fiscal 2026 were $19.8 million, a record for the company, compared with $17.5 million in the prior-year period, an increase of 13.0%.

Recurring subscription and support revenues for the third quarter were $8.8 million, an increase of 11.7%, compared with $7.9 million in the prior-year period.

License fees for the third quarter were $4.7 million, compared with $1,198 in the prior-year period. The increase reflected higher license fees associated with the recognition of a one-time license investment from a four-year, $50 million contract extension with one of NETSOL’s longest-tenured tier-one global auto captive customers.

Services revenues for the third quarter were $6.3 million, compared with $9.7 million in the prior-year period, primarily reflecting the timing and composition of current implementation projects, as well as a one-time approximately $2.4 million pickup in the prior-year period associated with a customer contract amendment.

Gross profit for the third quarter was $11.0 million or 55.6% of net revenues, compared with $8.7 million or 49.8% of net revenues, in the prior-year period.

GAAP net income attributable to NETSOL was $1.3 million or $0.11 per diluted share, compared with $1.4 million or $0.12 per diluted share, in the prior-year period.

Non-GAAP EBITDA was $3.4 million, compared with $2.3 million in the prior-year period (see note regarding “Use of Non-GAAP Financial Measures,” below).

Nine Months Ended March 31, 2026 Financial Results

Total net revenues for the nine months ended March 31, 2026 were $53.7 million, compared with $47.7 million in the prior-year period, an increase of 12.5%.

Recurring subscription and support revenues for the nine months were $26.9 million, an increase of 8.6%, compared with $24.7 million in the prior-year period.

Annualized recurring revenue is forecasted to increase 7% to approximately $35 million in the third quarter, compared with approximately $32.9 million in the prior-year period.

License fees for the nine months were $4.9 million, compared with $75,000 in the prior-year period.

Services revenues for the nine months were $21.9 million, compared with $22.9 million in the prior-year period.

Gross profit for the nine months was $26.0 million or 48.4% of net revenues, compared with $22.2 million or 46.6% of net revenues, in the prior-year period.

GAAP net loss attributable to NETSOL was $0.8 million or $(0.07) per diluted share, compared with GAAP net income of $0.3 million or $0.03 per diluted share, in the prior-year period.

Non-GAAP EBITDA was $3.5 million, compared with $1.9 million in the prior-year period (see note regarding “Use of Non-GAAP Financial Measures,” below).

Balance Sheet

Cash and cash equivalents were $14.7 million at March 31, 2026, compared with $17.4 million at June 30, 2025. The change reflects the working capital impact of the four-year, $50 million contract renewal, including the timing of collection of the related annual maintenance fee invoice issued in January 2026.

Working capital was $25.3 million at March 31, 2026. NETSOL stockholders’ equity was $37.2 million or $3.14 per share at March 31, 2026.

Management Commentary

Najeeb Ghauri, Founder and Chief Executive Officer of NETSOL Technologies Inc., commented:

“Our third quarter was a record quarter for NETSOL, with $19.8 million in total net revenues, the highest quarterly revenue in our company’s history. The performance reflects the depth of our largest customer relationships, the continued momentum we are seeing across our unified, AI-enabled Transcend Platform and the long-term value we are creating as we extend our reach across asset finance and digital retail.”

“The recognition of the one-time license investment associated with our four-year, $50 million contract extension with a tier-one customer of over 30 years is a tangible demonstration of the strategic importance of our long-tenured partnerships.”

“Demand for Transcend Retail, our digital retail solution for dealerships and OEMs, continues to build, and the product is becoming a meaningful contributor to our recurring revenue. In fiscal 2026, we have added new dealer group customers and we are encouraged by the breadth and quality of our pipeline.”

“On AI, we continue to embed capabilities directly into the workflows our customers run inside the Transcend Platform. Our AI-enabled credit decisioning module within Transcend Finance is available to customers running originations on Transcend Finance, where it uses AI reasoning and agentic workflows to accelerate the pace of credit decisions, with consistency and human oversight built in. This is the model for how we will continue to integrate AI inside our products to enhance existing customer workflows, tied to measurable customer outcomes.”

“Looking ahead, we are reaffirming our full-year fiscal 2026 revenue guidance of approximately $73 million. We remain focused on extending the depth of our largest customer relationships, continuing to expand the Transcend Platform with embedded AI capabilities and accelerating the growth of Transcend Retail in the U.S. dealer market.”

Sardar Abubakr, Chief Financial Officer of NETSOL Technologies Inc., commented:

“Our third quarter results reflect continued profitable growth on a record $19.8 million in total net revenues. Recurring subscription and support revenue grew 11.7%, gross margin expanded to 55.6% and Non-GAAP EBITDA was $3.4 million, a 17.2% increase from the prior-year period.”

“For the nine months ended March 31, 2026, total net revenues grew 12.5% to $53.7 million and Non-GAAP EBITDA increased to $3.5 million from $1.9 million in the prior-year period. Our balance sheet reflects the timing of invoicing for the renewal of our largest customer contract, with accounts receivable up to reflect the annual maintenance fee that was invoiced in January. These receivable balances have since converted to cash in the normal course of business.”

“With continued growth in recurring revenue, expanding gross margins and multi-year customer contracts, we remain focused on strengthening the durability and quality of our revenue base while supporting long-term shareholder value creation.”

Conference Call

NETSOL Technologies management will hold a conference call on Thursday, May 14, 2026, at 9:00 am Eastern Time (6:00 am Pacific Time) to discuss its results for the third quarter and nine months ended March 31, 2026. A question-and-answer session will follow management’s prepared remarks.

Participant listening: 1-877-407-0789 or 1-201-689-8562

A live webcast of the conference call will be available here. Information about the webcast will also be available on the Investor Relations section of NETSOL’s website at www.netsoltech.com.

Telephone Replay

Telephone replays will be made available approximately 3 hours after conference end time.

Replay dial-in: 1-844-512-2921 or 1-412-317-6671

Replay expiration: Thursday, May 28, 2026, at 11:59 PM ET

Access ID: 13760296

About NETSOL Technologies

NETSOL Technologies delivers state-of-the-art solutions for the asset finance and leasing industry, serving automotive and equipment OEMs, auto captives and financial institutions across over 30 countries. Since its inception in 1996, NETSOL has been at the cutting edge of technology, pioneering innovations with its asset finance solutions, and today leverages advanced AI and cloud services to meet the complex needs of the global market. Renowned for its deep industry expertise, customer-centric approach and commitment to excellence, NETSOL fosters strong partnerships with its clients, ensuring their success in an ever-evolving landscape. With a rich history of innovation, ethical business practices and a focus on sustainability, NETSOL is dedicated to empowering businesses worldwide, securing its position as the trusted partner for leading firms around the globe.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the company’s products and services, expectations for future operations, and other statements that are not historical facts. These forward-looking statements may be identified by terminology such as “expects,” “anticipates,” “believes,” “intends,” “plans,” “projects,” “targets,” and similar expressions. These statements are not guarantees of future performance and are subject to a number of risks, uncertainties, and assumptions that are difficult to predict. Factors that could cause actual results to differ materially include, but are not limited to, the timing of customer go-lives and contract renewals, the rate of adoption of AI-enabled product capabilities, foreign currency volatility, and other factors discussed in NETSOL’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q filed with the U.S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. NETSOL undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Use of Non-GAAP Financial Measures

This press release includes references to Non-GAAP EBITDA, which is a non-GAAP financial measure. A reconciliation of Non-GAAP EBITDA to net income attributable to NETSOL, the most directly comparable GAAP measure, together with an explanation of how management uses these measures, is provided in Schedule 4 of the financial tables that follow.

Investor Relations Contact:

Investor Relations

(818) 222-9195

investors@netsoltech.com

NETSOL Technologies, Inc. and Subsidiaries

Schedule 1: Consolidated Balance Sheets

	As of	As of
	March 31, 2026	June 30, 2025
ASSETS
Current assets:
Cash and cash equivalents	$14,744,392	$17,357,944
Accounts receivable, net of allowance of $92,025 and $355,464	16,646,299	7,527,572
Revenues in excess of billings, net of allowance of $256,812 and $34,496	18,163,507	18,230,619
Other current assets	2,767,578	3,203,468
Total current assets	52,321,776	46,319,603
Revenues in excess of billings, net - long term	2,824,298	903,766
Property and equipment, net	5,558,409	5,073,372
Right of use assets - operating leases	869,191	809,513
Other assets	7,189	32,331
Intangible assets, net	1,039,989	-
Goodwill	9,302,524	9,302,524
Total assets	$71,923,376	$62,441,109

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$8,132,384	$8,010,844
Current portion of loans and obligations under finance leases	8,241,584	8,240,061
Current portion of operating lease obligations	479,751	433,242
Unearned revenue	10,184,195	3,029,850
Total current liabilities	27,037,914	19,713,997
Loans and obligations under finance leases; less current maturities	249,799	134,608
Operating lease obligations; less current maturities	363,430	333,374
Total liabilities	27,651,143	20,181,979

Stockholders’ equity:
Preferred stock, $.01 par value; 500,000 shares authorized;	-	-
Common stock, $.01 par value; 18,000,000 shares authorized; 12,785,940 shares issued and 11,846,909 outstanding as of March 31, 2026 , 12,700,465 shares issued and 11,761,434 outstanding as of June 30, 2025	127,862	127,008
Additional paid-in-capital	129,631,529	129,529,901
Treasury stock (at cost, 939,031 shares as of March 31, 2026 and June 30, 2025)	(3,920,856)	(3,920,856)
Accumulated deficit	(42,098,647)	(41,289,080)
Other comprehensive loss	(46,563,902)	(46,613,208)
Total NetSol stockholders’ equity	37,175,986	37,833,765
Non-controlling interest	7,096,247	4,425,365
Total stockholders’ equity	44,272,233	42,259,130
Total liabilities and stockholders’ equity	$71,923,376	$62,441,109

Schedule 2: Consolidated Statements of Operations

	For the Three Months		For the Nine Months
	Ended March 31,		Ended March 31,
	2026	2025	2026	2025
Net Revenues:
License fees	$4,728,411	$1,198	$4,918,118	$75,115
Subscription and support	8,810,115	7,888,360	26,850,453	24,723,460
Services	6,294,117	9,654,399	21,884,473	22,880,541
Total net revenues	19,832,643	17,543,957	53,653,044	47,679,116

Cost of revenues	8,804,001	8,802,184	27,683,320	25,452,890
Gross profit	11,028,642	8,741,773	25,969,724	22,226,226

Operating expenses:
Selling, general and administrative	7,856,107	6,883,587	22,874,107	20,921,530
Research and development cost	166,384	304,788	628,440	998,406
Total operating expenses	8,022,491	7,188,375	23,502,547	21,919,936

Income from operations	3,006,151	1,553,398	2,467,177	306,290

Other income and (expenses)
Interest expense	(151,537)	(194,742)	(502,421)	(689,347)
Interest income	208,232	294,655	697,981	1,593,594
Gain (loss) on foreign currency exchange transactions	(76,178)	321,622	(317,021)	165,741
Other income	109,203	10,831	190,798	202,420
Total other income (expenses)	89,720	432,366	69,337	1,272,408
Net income before income taxes	3,095,871	1,985,764	2,536,514	1,578,698
Income tax provision	(781,243)	(151,334)	(1,477,212)	(712,765)
Net income (loss)	2,314,628	1,834,430	1,059,302	865,933
Non-controlling interest	(1,013,664)	(410,462)	(1,868,869)	(518,212)
Net income (loss) attributable to NetSol	$1,300,964	$1,423,968	$(809,567)	$347,721

Net income (loss) per share:
Net income (loss) per common share
Basic	$0.11	$0.12	$(0.07)	$0.03
Diluted	$0.11	$0.12	$(0.07)	$0.03

Weighted average number of shares outstanding
Basic	11,823,170	11,683,408	11,795,818	11,531,365
Diluted	11,836,930	11,683,408	11,795,818	11,531,365

Schedule 3: Consolidated Statements of Cash Flows

	For the Nine Months
	Ended March 31,
	2026	2025
Cash flows from operating activities:
Net income	$1,059,302	$865,933
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	931,771	1,102,085
Provision for bad debts	337,493	1,062,515
Gain on sale of assets	(87,463)	(28,320)
Stock based compensation	267,400	134,884
Changes in operating assets and liabilities:
Accounts receivable	(9,180,034)	6,408,397
Revenues in excess of billing	(1,611,662)	(1,411,983)
Other current assets	936,453	(344,493)
Accounts payable and accrued expenses	123,872	(1,136,533)
Unearned revenue	6,437,518	(6,646,170)
Net cash provided by (used in) operating activities	(785,350)	6,315

Cash flows from investing activities:
Purchases of property and equipment	(1,379,262)	(897,743)
Sales of property and equipment	85,851	63,577
Investment in associates	25,396	-
Purchase of subsidiary shares	-	(8,878)
Increase in intangible assets	(1,039,989)	-
Net cash used in investing activities	(2,308,004)	(843,044)

Cash flows from financing activities:
Proceeds from the exercise of stock options and warrants	-	473,000
Proceeds from exercise of subsidiary options	387,200	-
Dividend paid by subsidiary to non-controlling interest	-	(306,799)
Purchase of subsidiary treasury stock	-	(1,503,662)
Proceeds from bank loans	1,076,226	2,451,256
Payments on finance lease obligations and loans - net	(1,093,671)	(247,496)
Net cash provided by financing activities	369,755	866,299
Effect of exchange rate changes	110,047	(381,996)
Net increase (decrease) in cash and cash equivalents	(2,613,552)	(352,426)
Cash and cash equivalents at beginning of the period	17,357,944	19,127,165
Cash and cash equivalents at end of period	$14,744,392	$18,774,739

Schedule 4: Reconciliation of GAAP Net Income (Loss) to Non-GAAP EBITDA

	For the Three Months		For the Nine Months
	Ended March 31,		Ended March 31,
	2026	2025	2026	2025

Net Income (loss) attributable to NetSol	$1,300,964	$1,423,968	$(809,567)	$347,721
Non-controlling interest	1,013,664	410,462	1,868,869	518,212
Income taxes	781,243	151,334	1,477,212	712,765
Depreciation and amortization	307,419	363,503	931,771	1,102,085
Interest expense	151,537	194,742	502,421	689,347
Interest (income)	(208,232)	(294,655)	(697,981)	(1,593,594)
EBITDA	$3,346,595	$2,249,354	$3,272,725	$1,776,536
Add back:
Non-cash stock-based compensation	61,000	39,750	267,400	134,884
Adjusted EBITDA, gross	$3,407,595	$2,289,104	$3,540,125	$1,911,420
Less non-controlling interest (a)	(1,202,196)	(510,908)	(2,294,175)	(718,218)
Adjusted EBITDA, net	$2,205,399	$1,778,196	$1,245,950	$1,193,202

Weighted Average number of shares outstanding
Basic	11,823,170	11,683,408	11,795,818	11,531,365
Diluted	11,836,930	11,683,408	11,809,578	11,531,365

Basic adjusted EBITDA	$0.19	$0.15	$0.11	$0.10
Diluted adjusted EBITDA	$0.19	$0.15	$0.11	$0.10

(a)The reconciliation of adjusted EBITDA of non-controlling interest to net income attributable to non-controlling interest is as follows

Net Income (loss) attributable to non-controlling interest	$1,013,664	$410,462	$1,868,869	$518,212
Income Taxes	139,102	41,891	274,702	214,892
Depreciation and amortization	70,107	87,504	214,969	269,185
Interest expense	43,604	54,461	143,512	202,289
Interest (income)	(64,281)	(83,410)	(207,877)	(491,422)
EBITDA	$1,202,196	$510,908	$2,294,175	$713,156
Add back:
Non-cash stock-based compensation	-	-	-	5,062
Adjusted EBITDA of non-controlling interest	$1,202,196	$510,908	$2,294,175	$718,218